Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement(s) on Form S-3 No. 333-250152 and Form S-8 No. 333-231564 of GTY Technology Holdings Inc. of our report dated February 18, 2022, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ WithumSmith+Brown, PC

Whippany, NJ

February 18, 2022